EXHIBIT A


                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D



      In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing, on behalf of each of them, of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of VeriSign, Inc. Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.






Date:  June 22, 2000



                                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION


                                 By  /s/ Douglas E. Scott
                                    --------------------------------------
                                    Douglas E. Scott
                                    Senior Vice President and General Counsel




                                 SAIC VENTURE CAPITAL CORPORATION


                                 By  /s/ Ira J. Miller
                                    --------------------------------------
                                    Ira J. Miller
                                    President